UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

HARTMAN vREIT XXI, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-207711	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Joint Venture Investment

On April 11, 2017, Hartman vREIT XXI, Inc. (the “Company”) entered into a membership interest purchase agreement with Hartman XX Limited Partnership (“Hartman XX LP”), the operating partnership of Hartman Short Term Income Properties XX, Inc., an affiliate of the Company.

Pursuant to the terms of a membership interest purchase agreement between the Company and Hartman XX LP, the Company may acquire up to $10,000,000 of the membership interest of Hartman XX LP in Hartman Three Forest Plaza, LLC (“Three Forest Plaza LLC”).

On April 11, 2017, the Company acquired 160,000 membership units for $1,600,000 representing a 4.48745% interest in Three Forest Plaza LLC.  The Company paid for the membership units acquired with proceeds from the Company’s public offering.

The material items of the joint venture agreement regarding described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 22, 2016, Hartman XX LP through, a wholly-owned subsidiary, Three Forest Plaza LLC, acquired a fee simple interest in a 19-story suburban office building comprising approximately 366,549 square feet and located in Dallas, Texas.  The property is commonly referred to as Three Forest Plaza.

Three Forest Plaza was built in 1983.  As of March 31, 2017, Three Forest Plaza was 76% occupied by 42 tenants, including three roof-top tenants.

Three Forest Plaza was acquired by Three Forest Plaza LLC from Massachusetts Mutual Life Insurance Company for a purchase price, as amended, of $35,655,000, exclusive of closing costs.  Three Forest Plaza LLC financed the payment of the purchase price for the Three Forest Plaza property with proceeds from the public offering of Hartman Short Term Income Properties XX, Inc. and mortgage loan proceeds from a bank.

An acquisition fee of approximately $891,375 was earned by Hartman Advisors LLC, our affiliated external advisor, in connection with the purchase of Three Forest Plaza.

One tenant currently occupies more than 10% of Three Forest Plaza.  Weaver and Tidwell, LLP occupies approximately 51,947 square feet or 22.9% of the rentable square feet at the Three Forest Plaza property.  Together with Weaver and Tidwell, LLP, QRX Medical Management, Huselton, Morgan & Maultsby, PC, US Oncology, Inc. and Beaird Harris & Co., PC, occupy approximately 126,184 square feet or 49.4% of the rentable square feet of the Three Forest Plaza property. The following table sets forth additional information regarding the five largest tenants of Three Forest Plaza as of March 31, 2017:

Tenant	Base Rent	Rentable SF	Initial Lease Date	Year Expiring
Weaver and Tidwell, LLP	$ 1,210,950	51,947	09/2008	2018
QRX Medical Management, LLC	502,879	27,555	11/2014	2025
Huselton, Morgan & Maultsby, PC	395,181	20,799	11/2010	2021
US Oncology, Inc.	264,264	13,552	10/2014	2018
Beaird Harris & Co., PC	236,183	12,331	06/2012	2023
	$ 2,609,457	126,184

The following table reflects lease expirations at the Three Forest Plaza property over the next ten years:

		Gross Leasable Area		Annualized Base Rent as January 1, 2017
Year	No. of Leases Expiring	Approximate Square Feet	Percent of Total Occupied	Amount	Percent of Total
2017	7	16,897	6.2%	$ 330,901	6.3%
2018	10	104,081	38.2%	2,275,744	43.0%
2019	5	13,028	4.8%	258,634	4.9%
2020	3	5,895	2.2%	113,550	2.1%
2021	5	36,346	13.4%	645,913	12.2%
2022	3	18,377	6.7%	322,969	6.1%
2023	4	26,745	9.8%	501,442	9.5%
2024	1	13,323	4.9%	233,152	4.4%
2025	2	31,053	11.5%	574,140	10.9%
2026	-	-	-%	-	-%
Total	40	265,745	97.7%	$ 5,256,445	99.4%

The Three Forest Plaza property faces competition from similar multitenant office properties located in and around the Dallas, Texas area.

Management currently has no material plans for capital improvements or renovations at the Three Forest Plaza property and believes that the Three Forest Plaza property is suitable for its intended purpose and adequately covered by insurance. For the fiscal year ended December 31, 2016, the Three Forest Plaza property paid real estate taxes of $817,500.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Membership Interest Purchase agreement dated April 11, 2017 by and between Hartman XX Limited Partnership and Hartman vREIT XXI, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, INC.
(Registrant)
Date: April 11, 2017	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Membership Interest Purchase agreement dated April 11, 2017 by and between Hartman XX Limited Partnership and Hartman vREIT XXI, Inc.